Exhibit 5

[Auditors’ Consent]

We hereby consent to the inclusion of our report dated June 25, 2003 in the Annual Report on Form 18-K of the Japan Bank for International Cooperation for the fiscal year ended March 31, 2003 and to the reference to us under the heading “Financial Statements of Japan Bank for International Cooperation” in such report.

We also consent to the incorporation by reference of such report and reference in the prospectus included in the Registration Statement on Schedule B of the Japan Bank for International Cooperation.

November 28, 2003

ChuoAoyama Audit Corporation
Independent Certified Public Accountants

/s/ ChuoAoyama Audit Corporation
ChuoAoyama Audit Corporation